EXHIBIT 10.12

                         REEBOK INTERNATIONAL LTD.

                     EQUITY AND DEFERRED COMPENSATION
                            PLAN FOR DIRECTORS


     1.   PURPOSE

          The purpose of this Equity and Deferred Compensation Plan for Directors (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions (a) through ownership of shares of the Company's common stock (the "Stock") and (b) by providing a means whereby directors may defer all or a portion of their directors fees.

     2.   ADMINISTRATION

          The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company, which will be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to issue options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to prescribe the forms and procedures in connection with any election or designation with respect to the deferral of directors fees; (d) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (e) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 11 and to the extent such actions are consistent with the exemptions provided under Rule 16b-3 promulgated under the Exchange Act, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under the Plan and to waive any condition, restriction or provision imposed under the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 5(c) or to amend or terminate the Plan under Section 11.

     3.   DELEGATION OF AUTHORITY

          The Committee may delegate to designated senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee may prescribe. The Chief Financial Officer of the Company, as the designee of the Committee, shall act as the administrator (the "Administrator") of the deferred compensation provisions of the Plan and shall have authority to prescribe forms and procedures in connection with any election to defer compensation made under the Plan.

     4.   EFFECTIVE DATE OF PLAN

          The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company.

     5.   SHARES SUBJECT TO THE PLAN

          a. Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan and may be credited to the Deferred Stock Accounts (as defined in Section 8(b)) of directors under the Plan shall be 300,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

          b. Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

          c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the maximum number of shares that may be delivered under the Plan, the number and kind of shares of Stock of the Company credited to the Deferred Stock Accounts of directors or subject to options then outstanding or subsequently granted under the Plan, the exercise price of options granted under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     6.   ELIGIBILITY

          Directors eligible to participate in the Plan
("Eligible Directors") shall be any director who (i) is not an officer or employee of the Company and (ii) is not a holder of more than 5% of the outstanding shares of Stock of the Company or a person who is in control of such holder.

     7.   TERMS AND CONDITIONS OF OPTIONS

          a. Number of Options. Commencing on the Effective Date of this Plan, each Eligible Director, upon his or her first election to the Board, shall be awarded options covering shares of Stock with a fair market value on the date of such election equal to six times the average annual cash compensation received by all Directors for the immediately prior calendar year.

     On April 28 of each year, commencing with April 28, 1995, each Eligible Director shall be awarded for each year of service options covering shares of Stock with a fair market value on the date of such grant equal to three times the average annual cash compensation received by all Directors for the immediately prior calendar year. If less than one full year elapses between an initial grant and an annual grant, the Eligible Director shall receive options covering shares of Stock for each quarter (or portion thereof) of service with a fair market value on the date of grant equal to one-fourth of the average annual cash compensation received by all Directors for the immediately prior calendar year.

     For purposes of this Section 7(a), "fair market value" shall mean the closing price of the Stock as reported on the New York Stock Exchange on the date of election or grant, as the case may be (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of election or grant, the next preceding date on which it is open or, if the Stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder applicable to incentive options.

          b. Exercise Price. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted. For this purpose, "fair market value" shall mean the closing price of the Stock as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options.

          c. Duration of Options. The latest date on which an option may be exercised shall be the date which is ten years from the date the option was granted.

          d.   Exercise of Options.

               (1) Each option shall become exercisable to the extent of thirty-three and one-third percent (33 1/3%) of the shares covered thereby on each of the first, second and third anniversaries of the date of the grant.

               (2)  Any exercise of an option shall be in
writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised, as provided in paragraph (e) below.

               (3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

               (4) The Company shall have the right to settle any option, and to terminate the rights of the holder thereof, by paying to the option holder in cash the difference between the fair market value of the Stock at the time of settlement and the purchase price.

          e. Payment for Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company,
(ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price; (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above; or (iv) by delivery of a properly executed notice with an undertaking by a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

          f. Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

          g. Death. Upon the death of any Eligible Director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the three-year period ending with the third anniversary of the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option).


          h. Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such options). After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

     8.   TERMS AND CONDITIONS OF DEFERRAL OF COMPENSATION

          a. Deferral of Fees. Any Eligible Director may elect to defer in either cash or Stock all or a portion of the annual retainer and meeting fees ("Fees") payable by the Company for his or her services as a director for any calendar year by delivering a deferral election to the Administrator not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to a Director's first year or partial year of service as a director, thirty days following the date on which such Director first became a director. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Stock; the manner of payment with respect to such deferred amounts; and if such Fees are deferred in cash, the date on which the deferred amounts shall be paid in a lump sum or in which installment payments shall commence or if such Fees are deferred in Stock, the date on which such Stock shall be distributed. Such election shall remain in force for such calendar year and for each year thereafter until changed or revoked by the director by written notice to the Administrator not later than December 31 immediately preceding the year to which such change or revocation relates. A deferral election may not be changed or revoked after the beginning of the year to which it relates.

          b.   Accounts; Interest and Dividend Credits.

               (1) On the first day of each calendar quarter (the "Credit Date"), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the "Deferred Compensation Accounts") under the Plan as hereinafter provided. Any portion of a participant's Fees which are deferred in cash shall be credited to the participant's Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the participant during the immediately preceding calendar quarter. Any portion of a participant's Fees which are deferred in Stock shall be credited to the participant's Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of shares of Stock (rounded to the nearest one hundredth of a share) determined by dividing the amount of the participant's Fees deferred in Stock during the immediately preceding quarter by the closing price of a share of Stock of the Company as reported on the New York Stock Exchange on the Credit Date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the Credit Date, the next preceding date on which it is open.

               (2) On the first day of each calendar quarter, an amount shall be credited to each participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, "Interest Rate" shall mean, with respect to any calendar quarter, the Merrill Lynch Corporate Bond Rate then in effect.

               (3) Each time a dividend is paid on the Stock, a participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of shares of Stock (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to the participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per share of Stock reported on the New York Stock Exchange on the dividend payment date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it is open.

          c. Payment. The balance of a director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) as follows: (1) in the case of a Cash Deferral Account such balance shall be paid, at the director's option, either (i) in a single lump sum as soon as practicable following the earlier of
(x) the date on which the director ceases to serve as a director of the Company or (y) the date specified by the director as the distribution date (such earlier date shall be referred to as the "Distribution Date"), or (ii) in annual installments over a period, to be specified by the director, not to exceed ten years commencing as soon as practicable after the Distribution Date, and (2) in the case of a Deferred Stock Account, such balance shall be distributed in Stock on the Distribution Date. If a directors's Cash Deferral Account is paid in installments, the amount of each installment shall be (1) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. Upon the death of a director, the Administrator may elect to pay any remaining benefits in a single lump sum.

          d. Designation of Beneficiary. Each director may designate in writing a beneficiary to receive such portion, if any, of the director's Deferred Compensation Accounts as remains unpaid at the director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director's death shall be paid to his or her estate.

          e. Nature of Promise. The Company shall not be required to segregate or earmark any funds or Stock in respect of its obligations under Section 8 of the Plan. No director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.

          f.   No Assignment.  Rights to benefits under this
Section 8 of the Plan may not be assigned, pledged or otherwise alienated, other than in accordance with the beneficiary designation provisions of Section 8(d) above.

     9.   CONDITIONS ON DELIVERY OF STOCK

          The Company shall not be obligated to deliver any shares of Stock pursuant to options granted under the Plan or in connection with the distribution of Stock from a director's Deferred Stock Account (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or to the distribution of a director's Deferred Stock Account, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     10.  MERGERS; ETC.

          In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), (i) all outstanding options shall become exercisable prior to the consummation of such Transaction and the Committee shall take all necessary actions to ensure that such options remain exercisable for a period of at least 20 days prior to the consummation and (ii) any outstanding balance in a director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in a director's Deferred Stock Account shall be distributed in Stock prior to the consummation of such Transaction. Upon consummation of the Transaction, all outstanding options shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     Notwithstanding the foregoing, in the event that any person or group of persons commences a tender offer for shares of the Stock within the scope of Regulation 14D under the Exchange Act (a "Tender Offer"), all outstanding options shall become immediately exercisable. Any shares of Stock received upon this accelerated exercise that are not purchased pursuant to the offer (whether by failure of the offer or otherwise) shall be subject to repurchase at the exercise price by the Company, at its option, upon termination of the optionee's service as director, in accordance with the vesting schedule that corresponds to the schedule of exercisability for the option under which the shares of Stock were acquired. In addition, in the event of a Tender Offer, any outstanding balance in a director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in a director's Deferred Stock Account shall be distributed in Stock prior to the commencement of such Tender Offer.

     11.  AMENDMENTS AND TERMINATION

          The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend or terminate the Plan, provided that (except to the extent expressly required or permitted herein above), (a) no such amendment shall, without the approval of the shareholders of the Company, effectuate any other change for which shareholder approval is required under Section 16 of the Exchange Act, and
(b) no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted or reduce the then existing balance of any director's Cash Deferral or Deferred Stock Account. In the event of termination of the Plan, the Board of Directors may elect to satisfy all obligations under Section 8 of the Plan by distributing remaining Deferred Compensation Account balances in immediate lump sum payments in cash, in Stock or in such other manner as it may determine.

     12.  PRIOR PLANS

          This Plan is intended to replace the Reebok
International Ltd. Deferred Cash Compensation Plan for Directors and the Reebok International Ltd. 1987 Stock Option Plan for Directors (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective.

     13.  MISCELLANEOUS

          This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.